Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 13, 2009 relating to the December 31, 2008 and 2007 financial statements of Kraig Biocraft Laboratories, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
December 11, 2009